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                                                                Exhibit 10(xxix)


                                AMENDMENT NO. 1
                                     TO THE
                       HAMILTON BEACH/PROCTOR-SILEX, INC.
                             UNFUNDED BENEFIT PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1995)
              ---------------------------------------------------

                 Hamilton Beach/Proctor-Silex, Inc. hereby adopts this Amendment No. 1 to the Hamilton Beach/Proctor-Silex, Inc. Unfunded Benefit Plan (the "Plan"). The provisions of this Amendment shall be effective as of January 1, 1995. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.


                                   Section 1
                                   ---------
                 Section 2.2 of the Plan is hereby amended in its entirety to read as follows:

                 "SECTION 2.2.  Adjusted ROE.
                  --------------------------
                 (a) For purposes of this Section, the following terms shall have the following meanings:

                 (i) "NET INCOME (BEFORE EXTRAORDINARY ITEMS)" is defined as consolidated net income, as defined by general accepted accounting principles ("GAAP"), for the Company for the subject year before extraordinary items, but including any extraordinary items related to refinancings (net of tax);

                 (ii) "AMORTIZATION OF GOODWILL" is defined as the consolidated amortization expense related to the intangible asset goodwill for the Company for the subject year;

                 (iii) "WEIGHTED AVERAGE STOCKHOLDERS' EQUITY" is calculated by adding the consolidated stockholders' equity for the Company, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen;

                 (iv) "WEIGHTED AVERAGE ACCUMULATED AMORTIZATION OF GOODWILL" is calculated by adding consolidated accumulated amortization of goodwill, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen.

                 (b) "ADJUSTED ROE" shall mean the average return on equity of the Company calculated for the applicable time period, based on A divided by B, where:





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         A =  Net Income (before extraordinary items) + Amortization of
              Goodwill; and

         B = Weighted Average (Stockholders' Equity + Accumulated Amortization of Goodwill).

Adjusted ROE shall be determined at least annually by the Company."


                                   Section 2
                                   ---------
                 A new Section 2.12A is hereby added to the Plan, immediately following Section 2.12, to read as follows:

                 "SECTION 2.12A. FIXED INCOME FUND shall mean the Stable Asset Fund under the Savings Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor to the Stable Asset Fund."


                                   Section 3
                                   ---------
                 Article IV of the Plan is hereby amended in its entirety to read as follows:

                                  "ARTICLE IV
                                    EARNINGS
                                    --------
                 SECTION 4.1.  FOR ACTIVE 401(K) EMPLOYEES.

                 (a) For purposes of determining the earnings to be credited to a 401(k) Employee's Excess 401(k) Sub-Account, such Sub- Account shall be divided into two additional Sub-Accounts, the "7% 401(k) Deferral Sub-Account" and the "Additional 401(k) Deferral Sub-Account." The 7% 401(k) Deferral Sub-Account shall contain Excess 401(k) Benefits attributable to amounts deferred by a 401(k) Employee of up to 7% of his Compensation, plus any earnings attributable thereto. The Additional 401(k) Deferral Sub-Account shall contain the Excess 401(k) Benefits attributable to amounts deferred by a 401(k) Employee in excess of 7% of his Compensation, plus any earnings attributable thereto.

                 (b) At the end of each calendar month during a Plan Year, the 7% 401(k) Deferral Sub-Account of each 401(k) Employee who is employed by an Employer on December 31 of a Plan Year shall be credited with an amount determined by multiplying such Participant's average 7% 401(k) Deferral Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. Notwithstanding the foregoing, in the event that the Adjusted ROE determined for such Plan Year exceeds the rate credited to the Participant's 7% 401(k) Deferral Sub-Account under the preceding sentence, the Participant's 7% 401(k)





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Deferral Sub-Account shall retroactively be credited with the difference between (i) the amount determined under the preceding sentence, and (ii) the amount determined by multiplying the Participant's average 7% 401(k) Deferral Sub-Account balance during each month of such Plan Year by the Adjusted ROE determined for such Plan Year, compounded monthly.

                 (c) At the end of each calendar month during a Plan Year, the Additional 401(k) Deferral Sub-Account of each Participant who is employed by an Employer on December 31 of such Year shall be credited with an amount determined by multiplying such Participant's average Additional 401(k) Deferral Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund.

                 SECTION 4.2. FOR TERMINATED EMPLOYEES. The Sub-Account of a Participant who has terminated employment with the Controlled Group shall be credited with earnings as described in Section 4.1, as modified by this Section 4.2, until each Sub-Account has been distributed in full. The Adjusted ROE calculation described in the second sentence of Section 4.1(b) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date Adjusted ROE for the month ending prior to the date the Participant terminated employment, as calculated by the Company. For any subsequent month, the Adjusted ROE calculation described in the second sentence of Section 4.1(b) shall not apply. The Fixed Income Fund calculation described in the first sentence of Section 4.1(b) and in Section 4.1(c) for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

                 SECTION 4.3. CHANGES IN EARNINGS ASSUMPTIONS. The Committee (as defined in Section 9.5) may change the earnings rate credited on Accounts hereunder at any time upon at least 30 days advance notice to Participants."


                          Executed this 15th day of March, 1995.


                                    HAMILTON BEACH/PROCTOR-SILEX, INC.


                                    By: Charles A. Bittenbender
                                       --------------------------
                                       Title: Assistant Secretary





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